UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 27, 2006

Material Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	33-23617 (Commission File Number)	95-4622822 (I.R.S. Employer Identification No.)

11661 San Vicente Boulevard, Suite 707 Los Angeles, California 90049 (Address of principal executive offices) (zip code)

(310) 208-5589 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

          On December 27, 2006, we entered into a Settlement Agreement and Release, as well as Irrevocable Escrow Instructions, to settle a lawsuit filed on March 8, 2006, by Stephen Forrest Beck against us in the Superior Court of the State of California, County of Los Angeles, Case No. SC088898, titled Stephen Forrest Beck v. Material Technologies, Inc. and Robert M. Bernstein.  As consideration under the settlement, we issued 5,000,000 shares of our common stock to Mr. Beck, with said shares to be held by an escrow agent and distributed to Mr. Beck monthly with a trading limit equal to eight percent (8%) of the previous month’s trading volume for our common stock, until Mr. Beck has received a total of $800,000.  In addition, Mr. Beck received $44,000 cash and will, after future conditions are met, receive 1,895,000 shares of our common stock and will have anti-dilution rights on those shares to maintain his percentage ownership for an agreed-upon period of time.

Item 3.02        Unregistered Sales of Equity Securities

          On December 27, 2006, as consideration under the Settlement Agreement and Release entered into with Stephen Forrest Beck, we issued an aggregate of five million (5,000,000) shares to Mr. Beck, with said shares to be held by an escrow agent and distributed to Mr. Beck monthly with a trading limit equal to eight percent (8%) of the previous month’s trading volume for our common stock, until Mr. Beck has received a total of $800,000.  In addition, after future conditions are met, Mr. Beck will receive 1,895,000 shares of our common stock and will have anti-dilution rights on those shares to maintain his percentage ownership for an agreed-upon period of time.  We issued five million (5,000,000) shares to Mr. Beck to be held in escrow until the conditions are met with respect to the anti-dilution shares.  These issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and Mr. Beck is an accredited investor.

          On December 28, 2006, we issued 32,251,000 shares of our common stock to approximately fifty (50) different individuals and entities that have provided consulting services or advisory services to, or have been inventors for, the company.  These issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the holders are sophisticated investors familiar with our operations.

          On December 28, 2006, we issued 5,019,000 shares of our common stock to UTEK CORPORATION, a Delaware corporation (“UTEK”), pursuant to the anti-dilution provisions of the Acquisition Agreement we entered into with UTEK dated August 18, 2006.  UTEK was entitled to these shares due to the 35,850,000 shares we previously issued to our officers and directors.  This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and UTEK is a sophisticated investor familiar with our operations.

Item 9.01        Financial Statements and Exhibits

          (d)        Exhibits

Exhibit No.	Description

10.1	Settlement Agreement and Release

10.2	Irrevocable Escrow Instructions

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2007	Material Technologies, Inc.,
a Delaware corporation
/s/ Robert M. Bernstein
By: Robert M. Bernstein
Its: Chief Executive Officer